UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2015 (February 10, 2015)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, EV Energy Partners, LP (“EV Energy”) announced (1) the resignation of Mark A. Houser as President and Chief Executive Officer of EV Management, LLC (“EV Management”), the general partner of the general partner of EV Energy, effective as of February 28, 2015, (2) the transition of Michael E. Mercer from Senior Vice President and Chief Financial Officer of EV Management to President and Chief Executive Officer of EV Management effective as of March 1, 2015 (the “Transition Date”), and (3) the appointment of Nicholas P. Bobrowski to Vice President and Chief Financial Officer of EV Management effective as of the Transition Date. The press release has been filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

The changes in Mr. Houser’s relationship with EV Management described above were not a result of any disagreements with EV Management on any matter relating to EV Energy’s operations, policies or practices. Mr. Houser remains a member of the Board of Directors of EV Management.

Mr. Mercer’s full biography and, to the extent applicable, the information required by Item 404(a) of Regulation S-K, are included in EV Energy’s Annual Report on Form 10-K filed by EV Energy with the Securities and Exchange Commission on March 3, 2014 (the “2013 Annual Report”). Mr. Mercer’s current compensation is described in the 2013 Annual Report. Mr. Mercer’s compensation as President and Chief Executive Officer will be determined by EV Management’s compensation committee and will be disclosed at the time of such determination. In connection with Mr. Mercer’s promotion to President and Chief Executive Officer, the Board of Directors also plans to appoint Mr. Mercer to EV Management’s Board of Directors, effective as of the Transition Date. Mr. Mercer will not receive any compensation for his services as a director.

Mr. Bobrowski, 37, has been Director of Finance of EV Management since 2013. From 2007 to 2012, Mr. Bobrowski was an energy investment banker with Citigroup Global Markets, where he rose to the level of Vice President in the Financial Strategy Group advising clients on valuation, liability, risk management and capital structure. Prior to that, he rose to the rank of Captain in the 25th Infantry Division of the United States Army after graduating with a BS in Economics from the United States Military Academy at West Point. Mr. Bobrowski also holds a MBA from the Sloan School of Management at MIT. Mr. Bobrowski’s compensation as Vice President and Chief Financial Officer will be determined by EV Management’s compensation committee and will be disclosed at the time of such determination.

In addition, EnerVest Ltd. announced it plans to elect Ken Mariani, President of EnerVest, to the Board of Directors of EV Management effective March 1, 2015. Mr. Mariani, 53, currently serves as the President of EnerVest, Ltd. and has more than 30 years of executive leadership and operational management experience in the upstream oil and gas industry. He joined EnerVest in 2000 and has served in numerous leadership positions within the company. Prior to joining EnerVest, from 1991 to 2000, he served as Vice President of Operations for Energy Corporation of America (ECA), a privately held exploration and production company, and was responsible for engineering, land, geology and production operations. Prior to his role at ECA, he held various engineering positions at Conoco, Inc., in the Midland, TX, and Rocky Mountain Divisions. Ken holds a degree in Chemical Engineering from the University of Pittsburgh, graduating cum laude with a petroleum option. He received his Master of Business Administration from The University of Texas of the Permian Basin and is a licensed Professional Engineer.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

99.1	Press Release dated February 10, 2015

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: February 12, 2015	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of
EV Management LLC, general partner of
EV Energy GP, L.P., general partner of
EV Energy Partners, L.P.

EXHIBIT INDEX

99.1	Press Release dated February 10, 2015